EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Salmedix, Inc. on Form S-1 of our report dated February 24, 2004 (except for Note 9, as to which the date is April 23, 2004), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

San Diego, California

April 23, 2004